SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2003

CRESCENT FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

North Carolina	000-32951	56-2259050
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

1005 High House Road, Cary, North Carolina 27513

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 460-7770

Not Applicable

(Former address of principal executive offices)

Item 9. Regulation FD Disclosure.

On April 16, 2003, Crescent Financial Corporation (the “Registrant”) announced that it expects to open a new branch office of its wholly-owned bank subsidiary, Crescent State Bank (“Crescent State Bank”) in May 2003. The new branch office will be located in Holly Springs, North Carolina.

The Registrant also announced that it anticipates the completion of the previously announced merger of Centennial Bank with and into Crescent State Bank during the third quarter of 2003.

Item 12. Results of Operations and Financial Condition.

On April 16, 2003, the Registrant issued a press release announcing its financial results for the quarter ended March 31, 2003 (the “Earnings Press Release”). The Earnings Press Release is attached as Exhibit 99 to this report and is incorporated into this Item 12 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT FINANCIAL CORPORATION

By:	/s/ MICHAEL G. CARLTON
Michael G. Carlton President and Chief Executive Officer

Dated: April 17, 2003

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99	Earnings Press Release dated April 16, 2003

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